BRIDGES INVESTMENT FUND, INC.

PROXY - Annual Meeting of February 18, 2003

The undersigned hereby appoints Edson L. Bridges II, John W. Estabrook, and Edson L. Bridges III, and each or any of them, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote at the Annual Meeting of Shareholders of Bridges Investment Fund, Inc. to be held at the office of the corporation in the City of Omaha, State of Nebraska, at Room 256, Durham Plaza, 8401 West Dodge Road, on February 18, 2003, at 11:00 o'clock a.m. Omaha time, or at any adjournment thereof, upon the matters as set forth in the Notice of such Meeting and the Proxy Statement as follows:

  For the Election of Fourteen Directors: Frederick N. Backer, Edson L. Bridges II, Edson L. Bridges III, N. P. Dodge, Jr., John W. Estabrook, Jon D. Hoffmaster, John J. Koraleski, Roger A. Kupka, Gary L. Petersen, John T. Reed, Roy A. Smith, Janice D. Stoney, L. B. Thomas, and John K. Wilson.

  ___ For All Nominees

  ___ For All Nominees except for person(s) whose name(s) is written on lines at right or below: _________________________

  _____________________________________________________________

  ___ Withhold authority to vote for all Nominees

  For a proposed investment advisory contract which continues the employment of Bridges Investment Counsel, Inc. as investment adviser to the Fund for the period from April 17, 2003, through April 17, 2004.

  ___ For ___ Against ___ Abstain

  For the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Fund for Fiscal Year ending December 31, 2003.

___ For ___ Against ___ Abstain

4. On any other business which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.

DATED _______________________, 2003

NOTE: Please sign name or names as

imprinted hereon. Where stock

is registered in joint tenancy,

all tenants should sign. Persons

signing as Executors, Administrators,

Trustees, etc. should so indicate.

SIGNATURE(S)___________________________

_______________________________________

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES PROMPTLY. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR THE ELECTION OF DIRECTORS IS NOT SOLICITED.